WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE DIRECTORS OF

SMART VENTURES, INC.

A NEVADA CORPORATION

The undersigned Directors, being all the Directors of Smart Ventures, Inc., a StateplaceNevada corporation, pursuant to the by-laws of the Corporation, hereby consent to the following action, without a meeting, and waive all notice or other meeting requirements.

1)

Resignation of Directors

WHEREAS, the Company has received the resignations of the following directors and officers  of the Corporation.

Nadir Walji

RESOLVED, that the number of directors of the Corporation remain two directors to serve until the next annual meeting of the shareholders or until removed or other action as allowed by the corporate bylaws.

Dated: This 25th day of August, 2008.

The undersigned, being all the Directors of Smart Ventures, Inc., waive the required notice of meeting and consent to all actions taken hereby.

/s/Jamie Bond

Jamie Bond,

Secretary, Treasurer and Director

1